Exhibit 99.1

NEWS RELEASE

HECLA COMPLETES ACQUISITION OF ATAC RESOURCES AND

RESTARTS CASA BERARDI

FOR IMMEDIATE RELEASE

July 10, 2023

COEUR D’ALENE, IDAHO — Hecla Mining Company (NYSE:HL) (“Hecla”) and ATAC Resources Ltd. (TSX:ATC) (“ATAC”) announced today the completion of the ATAC acquisition.

“With the ATAC acquisition, we continue to execute our strategy of acquiring large land packages with significant exploration potential in favorable mining jurisdictions,” said Phillips S. Baker, Jr., Hecla President & CEO. “The Rackla and Connaught properties in the Yukon are a massive land package of over 700 square miles (1830 square kilometers), almost half the size of Rhode Island, with identified gold, silver, and base metal mineralization. As a result of previous investment in exploration by ATAC, Hecla is not obligated for the next decade to make significant expenditures to maintain control of the land package, so while we will advance the exploration as quickly as possible, we will have flexibility on our pace of spending.”

Baker continued, “The acquisition further cements our position in the Yukon, with our Keno Hill mine going into production in the third quarter. Keno Hill is expected to produce more than 2.5 million ounces of silver in 2023 and to become Canada’s largest and highest-grade primary silver mine. We look forward to continuing to build our relationships with the Na-Cho Nyak Dun and Tr’ondek Hwech’in Han First Nations and the Yukon Territory through our work at Keno Hill and the Rackla and Connaught Properties.”

Details of ATAC transaction

Hecla acquired all the outstanding shares of ATAC for total consideration of approximately US$18.8 million in Hecla common stock with the issuance of 3,676,904 shares to ATAC shareholders based on the share exchange ratio of 0.0166 of Hecla share for each ATAC common share. As part of the acquisition, Hecla acquired 5,502,956 units consisting of (i) shares of Cascadia Minerals Ltd. (“Cascadia”) representing a 19.9% stake, and (ii) full warrants with a five-year term for a C$2 million cash investment. Cascadia will be managed by the former management of ATAC, who will explore specific properties in the Yukon and British Columbia. Hecla will have the right to appoint two directors to Cascadia’s board.

Hecla Mining Company • 1-800-432-5291 • hmc-info@hecla-mining.com

Restart of Casa Berardi Mine

Hecla also announced that Casa Berardi successfully restarted operations on June 29th following the partial lifting of Quebec’s ban on access to the road to the mine. All mining and processing activities have resumed normally.

The impact of the suspension and restart on Casa Berardi’s production and cost guidance are expected to be updated in the second quarter earnings release.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, Canada, the Company is developing a mine in the Yukon, Canada, and owns several exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

Cautionary Statements to Investors on Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. When a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition and often contain words such as “anticipate,” “intend,” “plan,” “will,” “could,” “would,” “estimate,” “should,” “expect,” “believe,” “project,” “target,” “indicative,” “preliminary,” “potential” and similar expressions. Forward-looking statements in this news release may include, without limitation: (i) Keno Hill silver production is expected to exceed 2.5 million ounces in 2023, (ii) the Keno Hill mine is expected to be the largest and highest grade primary silver mine in Canada and (iii) Casa Berardi’s production and cost guidance are expected to be updated in the second quarter earnings release.

For further information, please contact:

Anvita M. Patil

Vice President—Investor Relations and Treasurer

Cheryl Turner

Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company • 1-800-432-5291 • hmc-info@hecla-mining.com